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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D. C. 20549
                                    FORM 8-K

                                 CURRENT REPORT

     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

       DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): DECEMBER 31, 1999

                         COMMISSION FILE NUMBER 0-17781

                              SYMANTEC CORPORATION
             (Exact name of registrant as specified in its charter)

         DELAWARE                                           77-0181864
(State or other jurisdiction of                          (I.R.S. employer
 incorporation or organization)                         identification no.)

       20330 STEVENS CREEK BLVD.
         CUPERTINO, CALIFORNIA                              95014-2132
(Address of principal executive offices)                    (zip code)

   Registrant's telephone number, including area code:    (408) 253-9600


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Item 2. Acquisition or Disposition of Assets.

On December 31, 1999, pursuant to an Asset Purchase Agreement ("Agreement") dated December 10, 1999, by and among Symantec Corporation, a Delaware corporation, Symantec Limited, an Irish corporation (collectively, "Symantec"), BEA Systems, Inc., a Delaware corporation ("BEA"), and WB Information Corporation, a Delaware Corporation ("WB"), (together with BEA, "Buyer"), Symantec completed the transfer of the principal assets and liabilities of the Visual Cafe product line to Buyer. The assets primarily consist of fixed assets and intangible assets associated with the Visual Cafe product line. As consideration for the assets and liabilities transferred to Buyer, Symantec received $75 million in a lump-sum cash payment on December 31, 1999.

For up to six months following the closing, Symantec and WB will work together in accordance with a transition agreement to ensure a smooth transition of the operations to WB. Under the transition agreement, Buyer will pay Symantec a fee for invoicing, collecting receivables, shipping and other operational and support activities, until such time Buyer has the ability to take over these activities, but no later than June 30, 2000.

Item 7. Financial Statements and Exhibits.

(b) Pro forma financial information.

The Company has determined that pro forma financial information is not required to be filed as a part of this Report on Form 8-K.

(c) Exhibits.

The following exhibit is filed herewith:

99.01 Asset Purchase Agreement dated December 10, 1999, among the Registrant, Symantec Limited, BEA Systems Inc. and WB Information Corporation.



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SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Date:  January 13, 2000               SYMANTEC CORPORATION

                                      By       /s/ John W. Thompson
                                         --------------------------
                                               John W. Thompson
                                               Chairman, President and
                                               Chief Executive Officer


                                      By       /s/ Gregory Myers
                                         --------------------------
                                               Gregory Myers
                                               Chief Financial Officer and
                                               Chief Accounting Officer



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Exhibit Index
99.01   Asset Purchase Agreement dated December 10, 1999, among the Registrant, Symantec
        Limited, BEA Systems Inc. and WB Information Corporation.
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